Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment dated as of May 15, 2017 (this “Amendment”) to that certain Employment Agreement dated as of December 30, 2016, as amended, by and between Steven Madden, Ltd., a Delaware Corporation (the “Company”) and Awadhesh Sinha (the “Executive”), as amended.

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of December 30, 2016 (the “Original Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Effective as of the date of this Amendment, the Original Agreement is amended by the deletion of the first sentence of Section 5.5(a) in its entirety and the insertion of the following new provision in lieu thereof:

“(a) If, during the period commencing on the 120th day immediately prior to a Change of Control (as defined below) and ending on the 90th day immediately after a Change of Control, the Executive’s employment shall have been terminated by the Company (other than for death, Total Disability or Cause) or by the Executive for Good Reason, the Executive shall receive, in cash, within 10 days of the date of such termination or resignation of employment, an amount equal to two and one-half (2.5) times (i) the annual Base Salary to which the Executive was entitled under Section 4.1 as of the date of termination or resignation of employment plus (ii) the average cash bonus received by the Executive for preceding three-year period ending on the last previous December 31.”

2.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement on the date set forth above.

STEVEN MADDEN, LTD.

By	/s/ Edward Rosenfeld
Name:	Edward Rosenfeld
Title:	Chief Executive Officer

/s/ Awadhesh Sinha
Awadhesh Sinha
2